EXHIBIT 10.10.4

                                    SUBLEASE

     THIS SUBLEASE is made as of November 16, 1999, by and between Brigham Oil & Gas, L.P., a Delaware limited partnership ("Sublandlord"), and ShowSupport.com, Inc., a Delaware corporation ("Subtenant").

                                    RECITALS:

     A. Sublandlord leases certain office space in the office building known as Two Bridge Point, located at 6300 Bridge Point Parkway, Austin, Texas (the
"Building"), pursuant to the Two Bridge Point Lease Agreement dated as of September 20, 1996, attached hereto as Exhibit A (the "Original Lease"), between Investors Life Insurance Company of North America, a Washington corporation, as landlord, and Sublandlord, as tenant, as amended by (i) First Amendment to Two Bridge Point Lease Agreement dated as of April 11, 1997, attached hereto as Exhibit B, (ii) Second Amendment to Two Bridge Point Lease Agreement dated as of October 13, 1997, attached hereto as Exhibit C, and (iii) Third Amendment to Two Bridge Point Lease Agreement dated November, 1998, attached hereto as Exhibit D (the Original Lease, as so modified, is herein called the "Base Lease"). The Building is now owned by HUB Properties Trust, a Maryland real estate investment trust ("Owner").

     B. Subtenant desires to sublease certain space within the 34,327 Rentable Square Feet of space leased to Sublandlord as the "Premises" under the Base Lease. Sublandlord is willing to sublet such space to Subtenant upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, Sublandlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Subtenant as set forth below, hereby subleases and demises to Subtenant, and Subtenant takes and accepts, the following premises on the fourth floor of the Building (the "Subleased Premises"):

          (a) 5,296.11 Rentable Square Feet of space within the Premises shown as the "Lease Space" on the floor plan attached hereto as Exhibit E (the "Floor Plan"); and

          (b) An undivided one-half interest in the space within the Premises shown as the "Shared Corridor Space" (herein so called) on the Floor Plan, which interest shall be deemed a sublease of 97.48 Rentable Square Feet of space, but shall entitle Subtenant to use the entirety of the Shared Corridor Space, in common with Sublandlord, for access to and from the Subleased Premises.

     The Subleased Premises are leased by Sublandlord to Subtenant and are accepted and are to be used and possessed by Subtenant upon the following terms and conditions:

     1. Definitions. Capitalized terms used in this Sublease without definitions have the respective meanings assigned to them in the Base Lease.

     2. Term. The term of this Sublease shall commence on the date hereof and shall end November 30, 2001 (the "Expiration Date").

     3. Base Rent. Subtenant shall pay to Sublandlord during the term hereof, without demand and without any setoff or deduction, minimum rental ("Base Rent") of (i) $11,798.48 per month from the date hereof through and including November 30, 2000, and (ii) $12,697.41 per month from December 1, 2000 through and including the Expiration Date. Base Rent shall be payable monthly in advance beginning on the first day of the term hereof and continuing thereafter on the first day of each calendar month. Should the term of this Sublease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the Base Rent for such partial month shall be prorated. Each installment of Base Rent shall be paid to Sublandlord at the address specified in this Sublease or elsewhere as designated from time to time by written notice from Sublandlord to Subtenant; provided, however, if Owner wishes to collect Base Rent directly from Subtenant and credit Sublandlord therefor under the Base Lease, then Subtenant will pay Base Rent directly to Owner at the address of Owner specified in the Base Lease and will simultaneously send evidence of such payment to Sublandlord. Owner will not be considered to have assumed Sublandlord's obligations hereunder by reason of the acceptance of any payment directly from Subtenant.

     4. Additional Rent.

          (a) The Base Rent payable by Subtenant shall be increased by an amount ("Additional Rent") equal to Subtenant's Pro Rata Share of the Base Lease Obligations. For purposes of this Sublease, "Base Lease Obligations" shall mean the share of Operating Expenses and all other amounts that Sublandlord is obligated to pay under the Base Lease for the term of this Sublease, except for Sublandlord's obligation to pay "Base Rent" as specified in
     Section 3.01 of the Base Lease. "Subtenant's Pro Rata Share" shall mean (i) 15.71% with respect to all Base Lease Obligations except for charges for off-hour and nonstandard air conditioning, heating and electricity used in the Subleased Premises, and except for Base Lease Obligations that become due because of a default by Sublandlord under the Base Lease, (ii) 100% with respect to any Base Lease Obligations that become due because of the use of off-hour and nonstandard air conditioning, heating and electricity in the Subleased Premises, it being understood that such charges are made according to Building zones as provided in Article 5 of the Base Lease, and that the Subleased Premises, except for Offices 447 and 448 as shown on the Floor Plan, exclusively comprise "Zone 4B" of the Building's HVAC system,
     (iii) 100% with respect to any Base Lease Obligations that become due because of a default by Sublandlord under the Base Lease if such default is caused by Subtenant's failure to abide by the terms of this Sublease, and
     (iv) 0% with respect to any Base Lease Obligations that become due because of a default by Sublandlord under the Base Lease, if such default is not caused by Subtenant's failure to abide by the terms of this Sublease. Sublandlord's failure to pay any amount due under the Base Lease after Subtenant has failed to pay a corresponding amount under this Sublease will be considered a default caused by Subtenant's failure to abide by the terms of this Sublease.

          (b) Payments of Additional Rent which are attributable to Operating Expenses shall be made by Subtenant to Sublandlord on the first day of the term hereof and on the first day of each succeeding month throughout the term, simultaneously with the payment of Base Rent, according to the most current, Estimated Operating Expenses then payable by Sublandlord to Owner. Payments of any and all other Additional Rent owing hereunder shall be made by Subtenant to Sublandlord within 10 days after Subtenant receives an invoice therefor, provided that Subtenant shall not be required to make any payment of Additional Rent more than 10 days prior to the date Sublandlord is required to pay the underlying Base Lease Obligation. Should the term of this Sublease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the Additional Rent for such partial month shall be prorated. If Owner wishes to collect Additional Rent directly from Subtenant and credit such Additional Rent against the underlying Base Lease Obligations owed by Sublandlord, then Subtenant will pay Additional Rent directly to Owner within the time periods set out in the Base Lease for payment of such underlying obligations and will simultaneously send evidence of such payment to Sublandlord.

          (c) Sublandlord shall provide Subtenant with copies of all information concerning Additional Rent within a reasonable time after it receives such information from Owner. In the absence of manifest error, any such information  from  Owner  shall  be  presumed  to  be  correct  as  between
     Sublandlord and Subtenant. To the extent that Sublandlord makes or is credited for payments of Base Lease Obligations on the basis of estimates by Owner (e.g., a payment on the basis of Estimated Operating Expenses), and Sublandlord shall be required to make an additional payment of Base Lease Obligations because Owner's estimates are determined to be understated, then Subtenant shall pay to Sublandlord, within 10 days after Subtenant receives an invoice therefor, Subtenant's Pro Rata Share of the excess payment required to be made by Sublandlord. If Sublandlord receives a refund of or credit for any part of its payments of Base Lease Obligations because Owner's estimates are determined to have been overstated, then Subtenant shall receive a refund of or credit for any Additional Rent paid on account of the previous overpayment of such Base Lease Obligations.

     5. Security Deposit. Subtenant will pay Sublandlord on the date of this Sublease a security deposit of $35,395.00 (the "Security Deposit") as security for the performance of the terms hereof by Subtenant. Subtenant shall not be entitled to interest thereon and Sublandlord may commingle such Security Deposit with any other funds of Sublandlord. The Security Deposit shall not be considered an advance payment of rent or a measure of Sublandlord's damages in case of default by Subtenant. If a default by Subtenant shall occur under this Sublease, Sublandlord may, but shall not be required to, from time to time, without prejudice to any other remedy, use, apply, or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default or for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default, including, without limitation, costs and attorneys' fees incurred by Sublandlord to recover possession of the Subleased Premises. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit shall be returned to Subtenant within 30 days after the Expiration Date. Subtenant agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit, and that Sublandlord and its successors and assigns shall not be bound by any such actual or attempted assignment or encumbrance. Regardless of any assignment of this Sublease by Subtenant, if Subtenant and its assignee fail to provide evidence satisfactory to Sublandlord of an assignment of the right to receive the Security Deposit or any part of the balance thereof, Sublandlord may return the Security Deposit either to the original Subtenant or to the assignee, without any liability to the other. Following the execution of this Sublease, Sublandlord and Subtenant shall attempt to agree upon the terms and conditions of a letter of credit to replace the Security Deposit described in this Section 5. In the event that Sublandlord and Subtenant are able to agree upon the terms and conditions of a letter of credit as aforesaid, Sublandlord shall reimburse Subtenant the full amount of the cash Security Deposit described in this Section 5 within fifteen (15) days of Sublandlord's receipt of the fully executed and binding letter of credit. Subtenant shall reimburse Sublandlord for the reasonable attorneys' fees incurred by Sublandlord to negotiate and review all drafts of the letter of intent within fifteen (15) days of Subtenant's receipt of Sublandlord's invoice for any such attorneys' fees.

     6. Finish Work. Sublandlord shall perform (or cause to be performed) the following work (the "Finish Work") as soon as racticable following the date of this Sublease:

          (a) Construct a temporary construction wall in the location shown on the Floor Plan;

          (b) Re-key the entry doors providing access to the Subleased Premises; and

          (c) Construct a common exit corridor within the Shared Corridor Space, which Sublandlord and Subtenant may use in common for access to and from the Premises and the Subleased Premises, respectively. Included in the construction of the Shared Corridor Space shall be the relocation of an entry door from the Shared Corridor Space to an area that will be outside of the Shared Corridor Space, the installation of an additional sprinkler outside of the Shared Corridor Space and the relocation of a security panel to Sublandlord's new access door. In the event that Subtenant believes that the bid received by Sublandlord to construct the common exit corridor is excessive, Subtenant shall have the right to have other contractors bid to perform substantially the same work and in the event that Subtenant is able to obtain a bid that is significantly less than that received by Sublandlord, and the contractor which provided such bid is reasonably acceptable to Sublandlord (and Owner to the extent required by the Lease), Sublandlord shall utilize the contractor obtained by Subtenant to construct the common exit corridor. Upon completion of such exit corridor, Sublandlord shall remove the temporary construction wall.

     All Finish Work shall be designed and constructed at Subtenant's expense. Contemporaneously with the execution of this Sublease, Subtenant shall deposit with Sublandlord (in addition to the Security Deposit) the cash sum of $10,000. Sublandlord may draw against such deposit to pay the design and construction costs of the Finish Work. Sublandlord shall provide to Subtenant copies of all invoices submitted for the Finish Work for which draws are made against the deposit. If the deposit shall be insufficient to pay all design and construction costs of the Finish Work, then upon demand from Sublandlord, Subtenant shall deposit with Sublandlord such additional funds as may be necessary to pay the excess costs. If the deposit shall exceed the total design and construction costs of the Finish Work, as calculated upon the completion of the Finish Work, then Sublandlord shall promptly return the excess to Subtenant. Subtenant acknowledges that the temporary construction wall will prevent Subtenant's access to Offices 447 and 448 within the Subleased Premises, as shown on the Floor Plan. Subtenant agrees that while the temporary construction wall is in place, Subtenant will access Offices 447 and 448 only under the supervision of an employee of Sublandlord.

     As soon as practicable following the date of this Sublease, Subtenant shall, at its expense, construct a wiring closet for the Subleased Premises and install new telecommunications wiring within the Subleased Premises for Subtenant's telephone and computer systems in accordance with a wiring diagram that must be pre-approved by Sublandlord. Subtenant shall cause such work to be performed in a good and workmanlike manner, free of liens, according to all Building rules and regulations applicable to the work, and utilizing procedures approved by Sublandlord which will minimize the disturbance of Sublandlord's operations in the Premises. Subtenant shall reimburse Sublandlord and Owner on demand for any damage caused to any property of Sublandlord or Owner by such work, and Subtenant shall indemnify Sublandlord and Owner against any third party claims arising out of the work. Sublandlord and Owner may each have a representative present throughout performance of the work.

     Upon termination of this Sublease, Sublandlord may elect to restore the Shared Corridor Space to its condition existing prior to this Sublease and/or remove from the Subleased Premises the wiring closet and telecommunications wiring installed hereunder. In such event, Subtenant shall pay to Sublandlord the cost of such restoration and/or removal within 10 days after receiving an invoice therefor.

     7. Telephone System.

          (a) Sublandlord shall allow Subtenant to temporarily utilize Sublandlord's telephone system until Subtenant establishes its own phone system as provided in subparagraph (b) below. Throughout the period of such temporary use, Subtenant will reimburse Sublandlord for all long distance charges incurred by Subtenant, and will pay to Sublandlord Subtenant's Pro Rata Share of the telephone charges (other than long distance charges) billed to Sublandlord by the telephone utility for the operation of the system.

          (b) No later than December 1, 1999, Subtenant shall establish its own phone system and account with the telephone utility. If Sublandlord can do so without interfering with or hampering Sublandlord's existing or future phone system (the "PBX System"), Sublandlord will allow Subtenant to install separate trunking cards and/or digital line cards into Sublandlord's PBX System, in order to set up Subtenant's own phone system. During the term hereof, Subtenant shall pay Sublandlord a monthly fee equal to $10.20 per port accessed or installed into or from Sublandlord's PBX System, as independent consideration for the installation right, in recognition of costs incurred by Sublandlord to install and maintain the PBX System. Subtenant shall establish an account directly with the telephone utility for the payment of Subtenant's phone charges. All installations that may in any way impact or affect Sublandlord's PBX System must be pre-approved by Sublandlord and Sublandlord shall have the right and adequate opportunity to have a representative present during any such installations. Subtenant shall be solely responsible for all of the costs associated with the creation or installation of its phone system. No use by Subtenant of Sublandlord's PBX System shall make Sublandlord a "provider" of telephone service or otherwise impose any responsibility on Sublandlord for the quality or continuity of phone service provided to Subtenant, it being agreed that Subtenant shall look directly to the telephone utility for resolution of all such issues.

          (c) Sublandlord shall allow Subtenant to temporarily utilize up to 10 phone sets while Subtenant is in the process of obtaining its own phone sets. Subtenant may not utilize Sublandlord's phone sets after December 30, 1999 and shall return to Sublandlord all of such phone sets in the same condition in which they were received on or before December 30, 1999.

          (d) Subtenant shall pay all charges owing by Subtenant to Sublandlord under this Section 7 within 10 days after receiving an invoice therefor.

     8. Acceptance of Subleased Premises. Prior to Subtenant's occupancy of the Subleased Premises, Sublandlord shall clean the Subleased Premises in accordance with its customary cleaning procedures for the Premises. Otherwise, Subtenant hereby (i) accepts the Subleased Premises as suitable for the purposes for which same are leased, without the need for any additional improvements to be constructed therein other than the Finish Work; (ii) accepts the Subleased Premises and each and every part and appurtenance thereof as being in a good and satisfactory condition, subject to completion of the Finish Work; and (iii) waives any defects in the Subleased Premises and its appurtenances, other than defects discovered in the Finish Work. Sublandlord shall not be liable to Subtenant or any of its agents, employees, licensees, servants, or invitees for any injury or damage to person or property caused in whole or in part by the condition or design or by any defect in the Subleased Premises or its systems and equipment, and Subtenant, with respect to itself and its agents, employees, licensees, servants, and invitees, hereby expressly assumes all risks of injury or damage to person or property, either proximate or remote, by reason of the condition of the Subleased Premises. Notwithstanding any provision in the Base Lease to the contrary, neither Sublandlord nor Owner shall have any obligation to construct any leasehold improvements to the Subleased Premises other than the Finish Work. Subtenant may not make or allow to be made any alterations, installations, additions or improvements in or to the Subleased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without the prior written consent of Sublandlord and Owner.

     9. Parking. Subtenant may use the parking facilities of the Building, subject to Owner's rules and regulations therefor, at a ratio not to exceed one parking space per [279] Rentable Square Feet within the Subleased Premises. Subtenant shall not have the right to lease any executive parking spaces beneath the Building, notwithstanding Section 15.19 of the Base Lease, it being understood that any such arrangement shall be negotiated directly between Subtenant and Owner.

     10. After-Hours Service. Subtenant acknowledges that Offices 447 and 448 within the Subleased Premises (as shown on the Floor Plan) fall outside the Building zone applicable to the remainder of the Subleased Premises for air conditioning and heating service (as set forth in Section 4(a) above). Without Sublandlord's prior, written consent, Subtenant shall not attempt to secure air conditioning or heating for Office 447 or 448 before or after normal Building hours.

     11. Security. Sublandlord shall program its security system to allow Subtenant's employees to separately access the Subleased Space with security cards issued by Sublandlord. Subtenant shall reimburse Sublandlord for Subtenant's Pro Rata Share of the costs incurred by Sublandlord to maintain and operate the security system. Such reimbursement shall be paid to Sublandlord from time to time within 10 days after Subtenant's receipt of an invoice therefor.

     12. Compliance with Base Lease. Subtenant agrees to comply with and abide by all terms and provisions of the Base Lease (except for the payment of rent), and to perform and assume all of Sublandlord's obligations under the Base Lease, insofar (but only insofar) as such terms, provisions and obligations relate to the Subleased Premises and to the term of this Sublease. Subtenant shall not commit any act that would constitute a default under the Base Lease. Subtenant's obligation under this paragraph shall be enforceable both by Owner and Sublandlord. Subtenant agrees that with respect to the Subleased Premises, Sublandlord shall have all rights as against Subtenant that Owner has as against Sublandlord under the Base Lease. Such rights of Sublandlord include (but are not limited to) (i) the right to receive any notices that Owner is entitled to receive under the Base Lease, (ii) the right to require that Subtenant obtain Sublandlord's consent in any and all circumstances that require the consent of Owner under the Base Lease, including without limitation consent to any assignment of this Sublease by Subtenant or any further sublease of the Subleased Premises, and (iii) the right to be indemnified by Subtenant against certain damages, costs and expenses as if the indemnity provisions under the Base Lease applied to Subtenant and Sublandlord instead of Sublandlord and Owner, respectively, and to the Subleased Premises instead of the entire Premises covered by the Base Lease. Such rights also include the right to act upon a default hereunder by Subtenant in the same manner that Owner might act upon a comparable default by Sublandlord under the Base Lease, it being agreed that Subtenant shall be in default under this Sublease if Subtenant acts or fails to act in a manner which would constitute a "Default" under the Base Lease were Sublandlord to have engaged in a comparable act or failure under the Base Lease. In addition, if Subtenant should fail to fully perform its obligations hereunder, Sublandlord shall have the right to perform such obligations on behalf of Subtenant and to charge Subtenant all costs thereof, whether or not Owner could similarly perform such obligations on behalf of Sublandlord under the Base Lease. Subtenant agrees to notify Sublandlord immediately of any claim by Owner that the Base Lease has been breached with respect to the Subleased Premises. The rights of Sublandlord and obligations of Subtenant set out in the other provisions of this Sublease shall supplement, not be in lieu of, the rights of Sublandlord and obligations of Subtenant under this paragraph.

     13. Services. Subtenant acknowledges and agrees that the only services, amenities and rights to which Subtenant is entitled under this Sublease are those to which Sublandlord is entitled under the Base Lease (subject to the restrictions and conditions imposed under the Base Lease). Sublandlord shall not be liable to Subtenant for Owner's failure to provide any such services, amenities or rights, nor shall such failure be construed as a breach hereof by Sublandlord or an eviction of Subtenant or entitle Subtenant to an abatement of any of the rent under this Sublease, except to the extent that Sublandlord is entitled to treat the failure as an eviction or to receive an abatement under the Base Lease with respect thereto. Paragraph 7 of the Consent to Sublease referred to in Section 26 below authorizes Subtenant to obtain "services and materials" related to the Subleased Premises. Subtenant agrees it has no need to acquire services or materials from Sublandlord or Owner beyond those expressly set forth in this Lease. Subtenant will not seek to acquire any such services or materials from Owner without the prior, written consent of Sublandlord, and Sublandlord may condition its consent on the deposit by Subtenant with Sublandlord (for payment to Owner) of all costs of the services or materials.

     14. No Implied Waiver. The failure of Sublandlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Sublease shall not be construed as a waiver thereof. The waiver of any violation of any term, covenant, agreement or condition contained in this Sublease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by Sublandlord of any rent with knowledge of the breach of any covenant or agreement contained in this Sublease shall not be deemed a waiver of such breach, and no waiver by Sublandlord of any provision of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

     15. Attorneys' Fees and Legal Expenses. Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Sublease or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

     16. Subordination. This Sublease and all rights of Subtenant hereunder are subject and subordinate to (i) the Base Lease, and (ii) any mortgage or deed of trust, blanket or otherwise, which now or may hereafter affect the Subleased Premises.

     17. Quiet Enjoyment. Provided Subtenant pays the rent payable under this Sublease as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Subtenant hereunder, neither Sublandlord nor any person lawfully claiming by, through or under Sublandlord shall disturb Subtenant's peaceable and quiet enjoyment of the Subleased Premises during the term of this Sublease, but Subtenant's right to such enjoyment is expressly subject and subordinate to the restrictions, requirements, and conditions of the Base Lease and of any deeds of trust or mortgages which are superior to this Sublease, as hereinabove set forth. No warranties, express or implied, are made by Sublandlord as to title to the Subleased Premises except as expressly set out in this paragraph.

     18. Notices. Each provision of this Sublease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing, or delivery of any notice or with reference to the making of any payment by Subtenant to Sublandlord, shall be deemed to be complied with when and if the following instructions are complied with:

          (a) All rent and other payments required to be made by Subtenant to Sublandlord hereunder shall be payable to Sublandlord at the address set forth below, or at such other address as Sublandlord may specify from time to time by written notice delivered in accordance herewith.

          (b) Any notice or communication required or permitted hereunder shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) prepaid facsimile or (iv) United States mail, postage prepaid, registered or certified mail, addressed as follows:

         To Sublandlord:

         Brigham Oil & Gas, L.P.
         6300 Bridgepoint Parkway
         Building 2, Suite 500
         Austin, Texas 78730
         Attn: David Brigham
         Fax: (512) 427-3393

         To Subtenant:

         ShowSupport.com, Inc.
         6300 Bridge Point Parkway
         Building 2, Suite 450
         Austin, Texas  78730
         Attn:  Mr. Vinay Bhagat
         Fax:_____________________
     or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein or, in the case of facsimile, upon receipt.

     19. Real Estate Commissions. Sublandlord has agreed to pay to Colliers Oxford Commercial, Inc. ("Agent") a commission for negotiating this Sublease pursuant to a separate agreement with the Agent. Under that agreement, the Agent will share the commission with CB Richard Ellis, Inc., as cooperating agent. Except as set forth in the preceding two sentences, each party represents that it has not authorized any broker or finder to act on its behalf in connection with this Sublease and that it has not dealt with any broker or finder purporting to act on behalf of any other party. Each party agrees to defend, indemnify and hold harmless the other from and against any and all claims, losses, damages, costs or expenses (including reasonable attorney's fees) arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Sublease or the transaction contemplated hereby.

     20. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstances shall be to any extent invalid and unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

     21. No Representations. Sublandlord and Sublandlord's agents have made no representations or promises with respect to the Subleased Premises except as herein expressly set forth and no rights, easements, or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth in the provisions of this Sublease.

     22. Entire Agreement. This Sublease sets forth the entire agreement between the parties and no amendment or modification of this Sublease shall be binding or valid unless expressed in a writing executed by both parties hereto. Any and all agreements, written or oral, entered by the parties prior to the date of this Sublease are merged into, and superseded by, this Sublease.

     23. Paragraph Headings. The paragraph headings contained in this Sublease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various paragraphs hereof.

     24. Binding Effect. All of the covenants, agreements, terms, and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

     25. Options. Notwithstanding any provision in the Base Lease to the contrary, Subtenant shall have no right to exercise any renewal, extension, expansion, right of first refusal, cancellation or other similar option or right afforded to Sublandlord under the Base Lease.

     26. Contingency. This Sublease is contingent upon Owner's consent and approval, which is to be evidenced by the signature of Owner to a Consent to Sublease on a form prepared by Owner and reasonably acceptable to Sublandlord and Subtenant. Contemporaneously with the execution of this Sublease, Sublandlord and Subtenant shall execute such Consent to Sublease.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written. BRIGHAM OIL & GAS, L.P.

                             By:      Brigham, Inc., a Texas corporation,
                                      Managing General Partner


                                      By:  /s/ David T. Brigham
                                           Name: David T. Brigham
                                           Title: Vice President


                             SHOWSUPPORT.COM, INC.


                              By: /s/ Vinay Bhagat
                                  Name: Vinay Bhagat
                                  Title: President & CEO